                                  Exhibit 10.6

               MANAGEMENT STOCK OPTION AGREEMENT - SERVICE OPTION

                  MANAGEMENT STOCK OPTION AGREEMENT, dated as of June 24, 1999, between RACI Holding, Inc., a Delaware corporation (the "Holding"), and the Grantee whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of Holding (the "Board") approved the grant to the Grantee of nonqualified stock options to purchase shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of Holding set forth on the signature page hereof (each, a "Share" and, collectively, the "Shares") pursuant to the RACI Holding, Inc. Stock Incentive Plan (the "Plan"), at an exercise price of $200.00 per Share by unanimous written consent dated May 21, 1999 (the "Grant Date"); and

                  WHEREAS, the Grantee and Holding desire to enter into an agreement to evidence and confirm the grant of such options on the terms and conditions set forth herein;

                  NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions thereof, Holding and the Grantee hereby agree as follows:

                  1. Confirmation of Grant; Option Price. Holding hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options (the "Options") to purchase the Shares at an option price of $200.00 per share (the "Option Price"). The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.

                  2. Exercisability. Except as otherwise provided in this Agreement, the Options shall become vested and exercisable in three equal installments, on each of the third, fourth and fifth anniversaries of the Grant Date, subject in the case of each such installment to the continued employment of the Grantee until the applicable vesting date; provided that the Board may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares eligible for purchase pursuant to vested and exercisable Options may be purchased, subject to the provisions hereof, and pursuant to and subject to the provisions contained in the Management Stock Subscription Agreement (as defined in Section 5) related to such Shares, at any time and from time to time on or after the date the related Options become vested and exercisable until the date one day prior to the date on which such Options terminate.

                  3. Termination of Option.

                  (a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b), the Options shall terminate on the tenth anniversary of the date hereof (the "Normal Termination Date").

                  (b) Early Termination. If the Grantee's Active Employment (as defined below) is voluntarily or involuntarily terminated for any reason other than a Special Termination (as defined below) prior to the Normal Termination Date, any Options that have not become vested and exercisable on or before the effective date of such termination of employment shall terminate on such effective date. Subject to the provisions of Section 4(c), if the Grantee's Active Employment is terminated by reason of the Grantee's death, Permanent Disability or Retirement (each a "Special Termination"), then all Options held by the Grantee shall become immediately vested and exercisable and shall remain exercisable until the first to occur of (A) the 180th day following the effective date of such Special Termination or (B) the Normal Termination Date. Subject to Section 4(c), if the Grantee's Active Employment is terminated for any reason other than (i) a Special Termination or (ii) for Cause, any vested and exercisable Options then held by the Grantee shall remain exercisable for a period of sixty days following the earliest of (x) the expiration of the Second Purchase Period (as defined in Section 4(c)(i) hereof), (y) receipt by the Grantee of written notice that the C&D Fund (as defined in Section 4(d) hereof) does not intend to exercise its right to purchase pursuant to Section 4(c)(i) and (z) in the case of any such termination of the Grantee's employment on or after the effective date of a Public Offering (as defined in Section 4), the effective date of such termination of employment. Notwithstanding anything else contained in this Agreement, if the Grantee's Active Employment is terminated for Cause, then all Options (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination, regardless of whether then vested or exercisable. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any of its direct or indirect subsidiaries, or to interfere with or limit in any way the right of the Company or any of such subsidiaries to terminate the Grantee's employment at any time.

                  4. Restrictions on Exercise; Non-Transferability of Option; Repurchase of Options.

                  (a) Restrictions on Exercise. The Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, or the Shares shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (iv) if such exercise would cause a change in control of Holding and thereby result in a violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements (as such term is defined in Section 9). Holding shall use reasonable best efforts to obtain the consents and approvals referred to in clause of the preceding sentence.

                  (b) Non-Transferability of Options. Except as contemplated by
Section 4(c), the Options may be exercised only by the Grantee or by the Grantee's estate. Except as contemplated by Section 4(c), the Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to Holding, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

                  (c) Repurchase of Options on Termination of Employment.

                  (i) Termination of Employment. If the Grantee's Active Employment is terminated for any reason, Holding shall have an option to purchase all or any of the Options that have become vested and exercisable on or prior to the effective date of such termination of Active Employment (such vested and exercisable Options, "Covered Options"), and shall have 30 days from the effective date of such termination (the "First Purchase Period") during which to give notice in writing to the Grantee of its election to exercise or not to exercise such right to purchase the Covered Options provided that such 30-day period may be extended by mutual agreement between the Grantee and Holding. Holding hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If Holding (i) fails to give notice that it intends to exercise its right to purchase the Options within the First Purchase Period, or (ii) chooses to repurchase none or only a portion of the Options, by giving such notice, the C&D Fund shall have the right to purchase all or any of the Options not purchased by Holding, and shall have until the expiration of the earlier of (x) 30 days following the end of the First Purchase Period, or (y) 30 days from the date of receipt by the C&D Fund of written notice that Holding does not intend to exercise its right with respect to all of the Options (such 30-day period being hereinafter referred to as the "Second Purchase Period"), to give notice in writing to the Grantee of the C&D Fund's exercise of its right to purchase all or any of such Options. If the rights to purchase all of the Options of Holding and the C&D Fund granted in this subsection are not fully exercised as provided herein, the Grantee shall be entitled to retain any Options not so purchased, subject to all of the provisions of this Agreement, including Section 3(b).

                  (ii) Purchase Price, etc. All purchases pursuant to this
         Section 4(c) by Holding or the C&D Fund shall be for a purchase price determined in accordance with, and shall take place at the time and in the manner prescribed by, Sections 4(g), (h) and (i).

                  (d) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                  (i) "Active Employment" shall mean the Grantee's active employment with the Company or any Subsidiary.

                  (ii) "C&D Fund" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, together with any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                  (iii) "Cause" shall mean (A) the willful failure by the Grantee to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the executive to whom the Grantee reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Grantee has not substantially performed his duties, (B) the Grantee's engaging in willful and serious misconduct that is injurious to the Company or any Subsidiary, (C) the Grantee's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (D) the willful and material breach by the Grantee of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (E) the breach by the Grantee of his obligations pursuant to the "take-along" provisions set forth in any Management Stock Subscription Agreement to which he is or becomes a party.

                  (iv) "Company" shall mean Remington Arms Company, Inc., a Delaware corporation formerly named RACI Acquisition Corporation, and any successor thereto.

                  (v) "Permanent Disability" shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or Holding to advise the Board.

                  (vi) "Retirement" shall mean the Grantee's retirement from Active Employment at age 65 or later.

                  (vii) "Subsidiary" shall mean any corporation, a majority of whose outstanding voting securities is owned, directly or indirectly, by Holding.

                  (e) Notice of Termination. Holding shall give written notice of any termination of the Grantee's Active Employment to the C&D Fund, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to Holding and Holding shall give written notice of such termination to the C&D Fund.

                  (f) Public Offering. In the event that an under-written public offering in the United States of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing (a "Public Offering") has been consummated, none of Holding, the C&D Fund or the Grantee shall have any rights to purchase or sell the Covered Options, as the case may be, pursuant to this Section 4, and this Section 4 shall not apply to a sale as part of a Public Offering.

                  (g) Purchase Price. Subject to Section 9(c), the purchase price to be paid to the Grantee (or, in the event of the Grantee's death, the Grantee's estate) for any Covered Options to be purchased by Holding or the C&D Fund pursuant to this Section 4(c) (the "Purchase Price") shall be equal to the excess of (A) the fair market value (the "Fair Market Value") of the Shares subject to the Covered Options, in each case, as of the effective date of the termination of Active Employment that gives rise to the right of Holding and the C&D Fund to repurchase (the "Determination Date") and (B) the aggregate exercise price of the Covered Options. Whenever determination of the Fair Market Value of such Shares is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Holding and the Subsidiaries in recent periods, the potential value of Holding as a whole, the future prospects of Holding and the Subsidiaries and the industries in which they compete, the history and management of Holding and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Holding and the Subsidiaries and the Applicable Share Valuation (as defined below). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in Holding. For purposes of this Agreement, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of the last fiscal year of Holding ending prior to the Determination Date by an independent valuation firm chosen by the Board, except that, in the case of a Determination Date occurring during the period beginning on September 1 of any fiscal year of Holding and ending on December 31 of that fiscal year beginning with the period beginning on September 1, 1999 and ending on December 31, 1999, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of such fiscal year by an independent valuation firm chosen by the Board. Such annual valuations shall be performed as promptly as practicable following the end of each fiscal year of Holding, beginning with the 1999 fiscal year of Holding. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties hereto and the C&D Fund. If Holding subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares after the Board shall have determined the Purchase Price for the Covered Options (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Purchase Price shall be appropriately adjusted to reflect such subdivision or combination and the Board's determination as to any such judgment in good faith shall be binding and conclusive on all parties hereto and the C&D Fund.

                  (h) Payment. Subject to Section 9, the completion of a purchase pursuant to this Section 4 shall take place at the principal office of Holding on the tenth business day following the later of (i) the receipt by the Grantee (or the Grantee's estate) of the C&D Fund's or Holding's notice of its exercise of the right to purchase the Covered Options pursuant to Section 4(c) and (ii) the receipt by Holding of the independent valuation of the Common Stock referred to in Section 4(g). The Purchase Price shall be paid by delivery to the Grantee (or the Grantee's estate) of a certified or bank check for the Purchase Price payable to the order of the Grantee (or the Grantee's estate), against delivery of such instruments as Holding may reasonably request signed by the Grantee (or the Grantee's estate), free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

                  (i) Application of the Purchase Price to Certain Loans. The Grantee agrees that Holding and the C&D Fund shall be entitled to apply any amounts to be paid by Holding or the C&D Fund, as the case may be, to repurchase the Covered Options pursuant to this Section 4 to discharge any indebtedness of the Grantee to Holding or any Subsidiary, or indebtedness that is guaranteed by Holding or any such Subsidiary, including, but not limited to, any indebtedness of the Grantee incurred to purchase any shares of Common Stock.

                  (j) Withholding. Whenever Shares are to be issued pursuant to the Options, Holding may require the recipient of the Shares to remit to Holding an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to this Section 4, Holding shall have the right to withhold (or, if applicable, to direct the C&D Fund to remit to Holding) an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

                  5. Manner of Exercise. To the extent that any of the Options shall have become and remain exercisable as provided in Section 2 and subject to such reasonable administrative regulations as the Board may have adopted, the Options may be exercised, in whole or in part, by notice to the Secretary of Holding in writing given 15 business days prior to the date on which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Shares with respect to which the Options are being exercised (the "Exercise Shares") and the Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, notice may be given five business days before the Exercise Date. On or before any Exercise Date occurring prior to a Public Offering, Holding and the Grantee shall enter into a Management Stock Subscription Agreement substantially in the form attached to the Plan as Exhibit A-1 ("Management Stock Subscription Agreement"), or in such other form as may be agreed upon by Holding and the Grantee, such Management Stock Subscription Agreement to contain provisions corresponding to Section 4(c) hereof. In addition, (a) on or before the Exercise Date, the Grantee shall deliver to Holding full payment for the Exercise Shares in United States dollars in cash, or cash equivalent satisfactory to Holding, and in an amount equal to the product of the number of Exercise Shares and $200.00 (the "Exercise Price") and
(b) on the Exercise Date, subject to any bailment arrangement agreed to by Holding and the Grantee, Holding shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee may, in lieu of cash, tender shares of Common Stock that have been owned by the Grantee for a minimum period of six months, having a market price on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having a market price equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. Holding may require the Grantee to furnish or execute such other documents as Holding shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

                  6. Grantee's Representations, Warranties and Covenants.

                  (a) Investment Intention. The Grantee represents and warrants that the Options have been, and covenants that any Exercise Shares will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of any related Management Stock Subscription Agreement shall have been complied with or have expired.

                  (b) Legend. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language in the case of any such certificates issued prior to a Public Offering:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF ___________, ____, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK

                  SUBSCRIPTION AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE BOUND BY THE OBLIGATIONS SET FORTH IN AND MAY BE ENTITLED TO SOME OF THE BENEFITS OF A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF NOVEMBER 30, 1993, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR HOLDING, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR AN EXEMPTION THEREFROM.

                  (c) Securities Law Matters. The Grantee acknowledges receipt of advice from Holding that (i) the Exercise Shares have not been registered under the Securities Act based on an exemption provided under Rule 701 promulgated under the Securities Act or qualified under any state or foreign securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to the sales of the Exercise Shares and Holding has made no covenant to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, (vi) Holding does not plan to file reports with the Commission or make public information concerning Holding available unless required to do so by law or by the terms of its Financing Agreements (as hereinafter defined), (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning Holding, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and (ix) a notation shall be made in the appropriate records of Holding indicating that the Exercise Shares are subject to restrictions on transfer set forth in this Agreement and, if Holding should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

                  (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to Holding an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Holding may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                  (e) Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of Holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee's investment in the Exercise Shares.

                  (f) Access to Information. The Grantee represents and warrants that the Grantee has received the Confidential Offering Memorandum dated May 14, 1999, as supplemented by the supplement to offering memorandum dated June 8, 1999 (as so supplemented , the "Offering Memorandum") and has carefully reviewed the Offering Memorandum (together with the Annexes thereto) and the other materials furnished to the Grantee in connection with the transaction contemplated hereby.

                  (g) Registration; Restrictions on Sale upon Public Offering. In respect of any Shares purchased upon exercise of all or any of the Options, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and

Participation Agreement, dated as of November 30, 1993 as the same may be amended, modified or supplemented from time to time (the "Registration and Participation Agreement"), among Holding and certain stockholders of Holding, to the extent set forth therein. The Grantee agrees that, in the event that Holding files a registration statement under the Securities Act with respect to a Public Offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such Public Offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

                  (h) Section 83(b) Election. The Grantee agrees that, within 20 days of any Exercise Date that occurs prior to a Public Offering, the Grantee shall give notice to Holding as to whether or not the Grantee has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that the Grantee will be solely responsible for any and all tax liabilities payable by the Grantee in connection with the Grantee's exercise of any Options or receipt of the Exercise Shares or attributable to the Grantee's making or failing to make such an election.

                  7. Representations and Warranties of Holding. Holding represents and warrants to the Grantee that (a) Holding has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by Holding and constitutes a valid and legally binding obligation of Holding enforceable against Holding in accordance with its terms and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of the Options in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Management Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

                  8. Change in Control

                  (a) Accelerated Vesting and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 8(b), in the event of a Change in Control, the Options shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price multiplied by (ii) the number of Shares then subject to the Options.

                  (b) Alternative Options. Notwithstanding Section 8(a), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to the Options if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Options being hereinafter referred to as an "Alternative Options") by the New Employer, provided that any such Alternative Options must:

                  (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Options, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Options or the securities underlying them are not publicly traded, identical or better rights to require Holding or the New Employer to repurchase the Alternative Options;

                  (ii) have substantially equivalent economic value to the Options (determined at the time of the Change in Control); and

                  (iii) have terms and conditions which provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change in Control:

                           (A) any conditions on the Grantee's rights under, or
                  any restrictions on transfer or exercisability applicable to, each such Alternative Options shall be waived or shall lapse, as the case may be; or

                           (B) the Grantee shall have the right to surrender
                  such Alternative Options within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the Common Stock subject to the Alternative Options over the price, if any, that the Grantee would be required to pay to exercise such Alternative Options.

                  (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                  (i) "Change in Control" means the first to occur of the following events after the date hereof:

                           (A) the acquisition by any person, entity or "group"
                  (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Holding, any Subsidiary, any employee benefit plan of Holding or any Subsidiary, or the C&D Fund, of 50% or more of the combined voting power of Holding's then outstanding voting securities;

                           (B) the merger or consolidation of Holding as a
                  result of which persons who were stockholders of Holding, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (C) the liquidation or dissolution of Holding or the
                  Company, other that the liquidation of Holding or the Company into the other; or

                           (D) the sale, transfer or other disposition of all or
                  substantially all of the assets of Holding or the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or the C&D Fund.

                  (ii) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash).

                  (iii) "Involuntary Termination" means a termination by the New Employer for any reason.

                  (iv) "New Employer" means the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

                  9. Certain Restrictions on Repurchases.

                  (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, Holding shall not be permitted to repurchase any Covered Options from the Grantee if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under (A) the Credit Agreement, dated as of November 30, 1993 (the "Credit Agreement"), among Holding, The Chase Manhattan Bank (f/k/a Chemical
Bank) ("Chase"), Union Bank of Switzerland, New York Branch, as co-agents, and certain other lenders, and Chase, as administrative agent thereunder, (B) the Guarantee, dated as of November 30, 1993 (the "Guarantee"), made by Holding, as guarantor, in favor of Chase as administrative agent for several banks and other financial institutions named thereunder, (C) the Indenture, dated as of November 30,

1993, (the "Indenture") among Holding, as guarantor, and First Trust National Association, as Trustee, or (D) any other financing or security agreement or document entered into in connection with the acquisition by Holding of substantially all the assets of Sporting Goods Properties, Inc. ("Sporting Goods") and certain related assets of Sporting Goods' parent E.I. du Pont de Nemours and Company ("DuPont"), from Sporting Goods and DuPont, on December 1, 1993 (the "Acquisition"), or the financing of the Acquisition or in connection with the operations of Holding or its subsidiaries from time to time (the Credit Agreement, the Guarantee, any Indenture, and such other agreements and documents, as each may be amended, modified or supplemented from time to time, are hereinafter referred to as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of Holding, or (iii) Holding has no funds legally available therefor under the General Corporation Law of the State of Delaware.

                  (b) Delay of Repurchase. In the event that a repurchase by Holding otherwise permitted under Section 4(c) is prevented solely by the terms of Section 9(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 4 hereof or in this Section 9) at the first opportunity thereafter when Holding has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of Holding and (ii) Holding's obligation to effect such repurchase shall rank against other similar repurchase obligations of Holding with respect to shares of Common Stock or options in respect thereof according to priority in time of the effective date of the event giving rise to such obligation of Holding to repurchase; provided that any such repurchase obligations as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above and provided, further, that any obligation to repurchase shares of Common Stock pursuant to the election of the holder of such shares shall have priority over any other repurchase obligation.

                  (c) Purchase Price Adjustment. In the event that a repurchase of the Covered Options from the Grantee is delayed pursuant to this Section 9, the purchase price for such Covered Options when the repurchase of such Covered Options eventually takes place as contemplated by Section 9(b) shall be the sum of (a) the Purchase Price of such Covered Options determined in accordance with
Section 4(g) at the time that the repurchase of such Covered Options would have occurred but for the operation of this Section 9, plus (b) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 9 to the date on which such repurchase actually takes place (the

"Delay Period") at a rate equal to the weighted average cost of Holding's bank indebtedness obligations outstanding during the Delay Period.

                  10. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of Holding with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

                  11. Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of Holding. Subject to any required action by the stockholders of Holding and Section 8 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

                  12. Miscellaneous.

                  (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Holding, the C&D Fund or the Grantee, as the case may be, at the following addresses or to such other address as Holding, the C&D Fund or the Grantee, as the case may be, shall specify by notice to the others:

                  (i) if to Holding, to it at:

                           RACI Holding, Inc.
                           c/o Remington Arms Company, Inc.
                           870 Remington Drive
                           Madison, North Carolina  27025
                           Attention:  Chief Financial Officer

                  (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

                  (iii) if to the C&D Fund, to:

                           The Clayton & Dubilier Private Equity
                            Fund IV Limited Partnership
                           270 Greenwich Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Clayton & Dubilier Associates
                                                IV Limited Partnership,
                                                Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue
                           New York, New York 10152
                           Attention:  Joseph L. Rice, III

                           and

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Attention:  Franci J. Blassberg, Esq.

The C&D Fund also shall be given a copy of any notice or other communication between the Grantee and Holding under this Agreement at its address as set forth above.

                  (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 4, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c) Waiver; Amendment.

                  (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 4 or Section 6(f) must be consented to in writing by the C&D Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

                  (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and Holding, and (in the case of any amendment modification or supplement that adversely affects the rights of the C&D Fund hereunder) consented to by the C&D Fund in writing. The parties hereto acknowledge that Holding's consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Holding or the Grantee without the prior written consent of the other parties and the C&D Fund. The C&D Fund may assign from time to time all or any portion of its rights under Section 4 to one or more persons or other entities designated by it.

                  (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

                  IN WITNESS WHEREOF, Holding and the Grantee have executed this Agreement as of the date first above written.


                                           RACI HOLDING, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           THE GRANTEE:




                                           By:
                                              ----------------------------------
                                              Name:
                                              Attorney-in-Fact

                                           Address of the Grantee:





Total Number of Shares
of Common Stock for
the Purchase of Which
Service Options Have
Been Granted: